Exhibit 10.8

PURCHASE CONTRACT

GEMS Trade and Deve (Shanghai) Co., Ltd.

Seller:	Beijing Yuande Bio-Medical Engineering Co., Ltd.	P.O. No:
	Tel:	Ref. No:
Fax:

Buyer:	GE Medical Systems Trade and Development (Shanghai) Co., Ltd.	DATE:
	Tel:	DEPT:
Fax:

This purchase order is made by and between the buyer and seller, whereby the buyer agrees to pay and the seller agrees to sell the below mentioned commodities according to the terms and conditions stipulated below:

Item	Part No.	Description	Mode	Qty	Unit Price (RMB)	Amount

Subtotal

SAY:

Note: This price will include installation and one year warranty service provided by the seller.

General conditions:

Seller is required to acknowledge this order Buyer within 2 working days of date of order and confirm the quantities, prices and delivery date shown on the order.

Seller must ensure that all shipping documents and invoices are properly issued. Such documents must be dispatched by the mailing system indicated on the shipping instruction to the Buyer, immediately after shipment has been made.

Term of Payment & Billing Instruction

Term of Payment	T/T Within one week upon the receipt of VAT invoice

Delivery term:	The seller should take responsibility for delivery to the destination assigned by the buyer.

Invoicing to:	The VAT invoice should be billing to the Buyer and must quote the order no., detail sales list and bellowing account and address

The invoice should be rendered to buyer for checking and confirming in same shipping date or within 5 working days after shipment.

Failure to comply with the above request may seriously delay the payment of your invoice.

Shipping & Packing Instruction:

Time of delivery:

Shipping Advice: Seller shall advise buyer of all available details regarding shipments as those detailed become available. (No later than 48 Hours after shipment)

Destination:

Shipping Mark:

Shipping Documents: Delivery Note and Packing List is must and accompanied with cargo.

Inspection, Claims and Consequential Damage:

Documentation, shipping and invoicing will be completed in accordance with the buyer’s instruction and applicable P.R.C. laws for all transactions.

Litigation: Any disputes which can not be solved after consultation may be brought to court in the location of the GE Company by either Party

For:	For:

Authorized Buyer:	Authorized by:

Approved by:	Approved by:

Place and Date:	Place and Date:

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